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                                                                      EXHIBIT 10

                            AMERADA HESS CORPORATION

                              AMENDED AND RESTATED
                          1995 LONG-TERM INCENTIVE PLAN


    SECTION 1. PURPOSE. The purpose of this Long-Term Incentive Plan (the "Plan") of Amerada Hess Corporation (together with any successor thereto, the "Corporation") is (a) to promote the identity of interests between shareholders and employees of the Corporation by encouraging and creating significant ownership of Common Stock of the Corporation by officers and other salaried employees of the Corporation and its subsidiaries; (b) to enable the Corporation to attract and retain qualified officers and employees who contribute to the Corporation's success by their ability, ingenuity and industry; and (c) to provide meaningful long-term incentive opportunities for officers and other employees who are responsible for the success of the Corporation and who are in a position to make significant contributions toward its objectives.

    SECTION 2. DEFINITIONS. In addition to the terms defined elsewhere in the Plan, the following shall be defined terms under the Plan:

    2.01. "Award" means any Performance Award, Option, Stock Appreciation Right, Restricted Stock, Deferred Stock, Dividend Equivalent, or any other right or interest relating to Shares or cash, granted to a Participant under the Plan.

    2.02. "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

    2.03. "Board" means the Board of Directors of the Corporation.

    2.04. "Change of Control" and related terms are defined in Section 9.

    2.05. "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

    2.06. "Committee" means the Compensation and Incentive Awards Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan, or any subcommittee of either; provided, however, that the Committee, and any subcommittee thereof, shall consist of three or more directors (or such lesser number as may be permitted by applicable law or rule), each of whom is a "disinterested person" within the meaning of the applicable provisions of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m)(3)(C) of the Code and Treasury Regulation Section 1.162-27(e)(3), as amended from time to time.

    2.07. "Corporation" is defined in Section 1.

    2.08. "Covered Employee" has the same meaning as set forth in section 162(m) of the Code, and successor provisions.

    2.09. "Deferred Stock" means a right, granted to a Participant under Section 6.05, to receive Shares at the end of a specified deferral period.

    2.10. "Dividend Equivalent" means a right, granted to a Participant under
Section 6.03, to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares.

    2.11. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and any rules and regulations thereunder.




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    2.12. "Fair Market Value" means, with respect to Shares, Awards, or other property, the fair market value of such Shares, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be the closing sales price on that date of a Share as reported in the New York Stock Exchange Composite Transaction Report; provided, that if there were no sales on the valuation date but there were sales on dates within a reasonable period both before and after the valuation date, the Fair Market Value is the weighted average of the closing prices on the nearest date before and the nearest date after the valuation date. The average is to be weighted inversely by the respective numbers of trading days between the selling dates and the valuation date.

    2.13. "Immediate Family Member" means, with respect to any Participant, any of such Participant's spouse, children, parents or siblings.

    2.14. "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code.

    2.15. "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

    2.16. "Option" means a right, granted to a Participant under Section 6.06, to purchase Shares, other Awards, or other property at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

    2.17. "Participant" means a person who has been granted an Award under the Plan.

    2.18. "Performance Award" means a right, granted to a Participant under
Section 6.02, to receive cash, Shares, other Awards, or other property the payment of which is contingent upon achievement of performance goals specified by the Committee.

    2.19. "Performance-Based Restricted Stock" means Restricted Stock that is subject to a risk of forfeiture if specified performance criteria are not met within the restriction period.

    2.20. "Plan" is defined in Section 1.

    2.21. "Restricted Stock" means Shares granted to a Participant under Section 6.04, that are subject to certain restrictions and to a risk of forfeiture.

    2.22. "Rule 16b-3" means Rule 16b-3, as from time to time amended and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

    2.23. "Shares" means the Common Stock, $1.00 par value per share, of the Corporation and such other securities of the Corporation as may be substituted for Shares or such other securities pursuant to Section 10.

    2.24. "Special Deferred Stock" means Deferred Stock granted under Subsection 6.05(i)(b), subject to the maximum Share limitation set forth in Section 7.02.4.

    2.25. "Special Restricted Stock" means Restricted Stock granted under Subsection 6.04(i)(b), subject to the maximum Share limitation set forth in
Section 7.02.4.

    2.26. "Stock Appreciation Right" means a right, granted to a Participant under Section 6.07, to be paid an amount measured by the appreciation in the Fair Market Value of Shares from the date of grant to the date of exercise of the right, with payment to be made in cash, Shares, other Awards, or other property as specified in the Award or determined by the Committee.

    2.27. "Subsidiary" means any corporation (other than the Corporation) with respect to which the Corporation owns, directly or indirectly, 50% or more of the total combined voting power for all classes of stock. In addition, any other related entity may be designated by the Board or the Committee as a Subsidiary, provided the Board or the Committee determines that the Corporation

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has a substantial ownership interest in such entity.

    2.28. "Year" means a calendar year.

      SECTION 3.  ADMINISTRATION.

    3.01. Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

    (i) to select and designate Participants;

    (ii) to designate Subsidiaries;

    (iii) to determine the type or types of Awards to be granted to each Participant;

    (iv) to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waiver of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

        (v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, or surrendered;

        (vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or pursuant to an agreement between the Corporation and the Participant;

        (vii) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

        (viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

        (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

        (x) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

    3.02. Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan, or applicable law, the Committee shall have sole discretion in exercising such authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Corporation, Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions under the Plan.

    3.03. Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Corporation or any Subsidiary, the Corporation's

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independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Corporation acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Corporation acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action, determination, or interpretation.

    SECTION 4. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in
Section 10, the total number of Shares reserved and available for Awards under the Plan during the term hereof shall be 9.5 million shares. For purposes of this Section 4, the number of and time at which Shares shall be deemed to be subject to Awards and therefore counted against the number of Shares reserved and available under the Plan shall be the earliest date at which the Committee can reasonably estimate the number of Shares to be distributed in settlement of an Award or with respect to which payments will be made; provided, however, that, subject to the requirements of Rule 16b-3, the Committee may adopt procedures for the counting of Shares relating to any Award for which the number of Shares to be distributed or with respect to which payment will be made cannot be fixed at the date of grant to ensure appropriate counting, avoid double counting (in the case of tandem or substitute awards), and provide for adjustments in any case in which the number of Shares actually distributed or with respect to which payments are actually made differs from the number of Shares previously counted in connection with such Award.

    If any Shares to which an Award relates are forfeited or the Award is settled or terminates without a distribution of Shares (whether or not cash, other Awards, or other property is distributed with respect to such Award), any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement or termination, again be available for Awards under the Plan; provided, however, that such Shares shall be available for issuance only to the extent that the related award would be exempt under Rule 16b-3.

    SECTION 5. ELIGIBILITY. Awards may be granted only to individuals who are officers or other salaried employees (including employees who are also directors) of the Corporation or a Subsidiary; provided, however, that no Award shall be granted to any member of the Committee.

    SECTION 6. SPECIFIC TERMS OF AWARDS.

    6.01. General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11.02), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation the acceleration of vesting of any Awards or terms requiring forfeiture of Awards in the event of termination of employment by the Participant. Except as provided in
Section 7.04, only services may be required as consideration for the grant of any Award.

    6.02. Performance Awards. Subject to the provisions of Sections 7.01 and 7.02, the Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

        (i) Awards and Conditions. A Performance Award shall confer upon the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Award is granted, in whole or in part, as determined by the Committee, conditioned upon the achievement of performance criteria determined by the Committee.

       (ii) Performance Period. The period of time with respect to which it is to be determined whether the performance criteria applicable to a Performance Award have been achieved shall not be less than one year, commencing not earlier than the date of grant of such Performance Award.

       (iii) Other Terms. A Performance Award shall be denominated in Shares and may be payable in cash, Shares, other Awards, or other property, and have such other terms as shall be determined by the Committee.

    6.03. Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional

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Shares or Awards, or otherwise reinvested.


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    6.04. Restricted Stock. The Committee is authorized to grant Restricted
Stock to Participants on the following terms and conditions:

           (i) Issuance and Restrictions.

              (a) Restricted Stock (other than Special Restricted Stock) shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote such Restricted Stock or the right to receive dividends thereon), which restrictions shall lapse either: (x) in full with respect to all Shares underlying such Award of Restricted Stock at the expiration of a period not less than three years from the date of grant of such Award; or
    (y) proportionally in equal installments of the Shares underlying such Award of Restricted Stock over a period not less than three years from the date of grant of such Award, as the Committee shall determine, except that such restrictions may lapse earlier in the event of death, disability or retirement of an awardee, on such terms as the Committee shall determine, or in accordance with Section 9 hereof. The Committee shall not have the authority to otherwise accelerate the vesting of an Award of Restricted Stock under this Section 6.04(i)(a).

        (b) Special Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Special Restricted Stock or the right to receive dividends thereon) which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine.

        (ii) Forfeiture. Performance-Based Restricted Stock shall be forfeited unless preestablished performance criteria specified by the Committee are met during the applicable restriction period. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and returned to the Corporation; provided, however, that to the extent consistent with Section 6.04(i)(a) above, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case after the award has been made, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes.

        (iii) Certificates of Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Corporation or an escrow agent acting on behalf of the Corporation shall retain physical possession of the certificates, and the Participant shall deliver a stock power to the Corporation or such agent, endorsed in blank, relating to the Restricted Stock.

        (iv) Dividends. Unless otherwise determined by the Committee, cash dividends and other distributions made or paid with respect to the Shares underlying an Award of Restricted Stock or Performance-Based Restricted Stock shall be held in escrow, and may (but need not be) reinvested as determined by the Committee. Such dividends and other distributions shall be paid to the Participant, together with interest or other earnings thereon (if any), at the time the Shares are delivered to the Participant. Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend or other distribution, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock or Performance-Based Restricted Stock with respect to which such stock or other property has been distributed.

    6.05. Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, on the following terms and conditions:

        (i) Award and Restrictions.

        (a) Delivery of Shares will occur upon expiration of the deferral period specified for Deferred Stock (other than Special Deferred Stock) by the Committee (or, if permitted by the Committee, as elected by the awardee), which deferral period shall not expire earlier than three years after the date of grant of such Award of Deferred Stock, except that such deferral period may expire earlier in the event of death, disability or retirement of an awardee, on such terms as the Committee shall determine, or

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    in accordance with Section 9 hereof. In addition, Deferred Stock shall be subject to such other restrictions as the Committee may impose, which other restrictions shall lapse at the expiration of such deferral period. The Committee shall not have the authority to otherwise accelerate the expiration of the deferral period for an Award of Deferred Stock under
    Section 6.05(i)(a).

        (b) Delivery of Shares will occur upon expiration of the deferral period specified for Special Deferred Stock by the Committee (or, if permitted by the Committee, by the awardee). In addition, Special Deferred Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee shall determine.

        (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, however, that to the extent consistent with Section 6.05(i)(a) above, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

        6.06. Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

        (i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that, except as provided in Section 10, such exercise price shall be not less than the Fair Market Value of a Share on the date of grant of such Option (or such higher exercise price as may be required under Section 422 of the Code). On and after the date of grant of an Option hereunder, the Committee shall not have the authority to amend such Option to reduce the exercise price thereof, except as provided in Section 10.

        (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, other Awards or awards issued under other Corporation plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements), and the methods by which Shares will be delivered or deemed to be delivered to Participants. Options shall expire not later than ten years after the date of grant.

        (iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of
    Section 422 of the Code, including but not limited to the requirement that no Incentive Stock Option shall be granted more than ten years after the effective date of the Plan. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. In the event a Participant voluntarily disqualifies an Option as an Incentive Stock Option, the Committee may, but shall not be obligated to, make such additional Awards or pay bonuses as the Committee shall deem appropriate to reflect the tax savings to the Corporation which result from such disqualification.

    6.07. Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

        (i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, other than one related to an Incentive Stock Option, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise or the Change of Control Price as defined in Section 9.03) over
    (B) the base price of the Stock Appreciation Right as determined by the Committee as of the date of grant of the Stock Appreciation Right, which shall be not less than the Fair Market Value of one Share on the date of grant. On and after

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    the date of grant of a Stock Appreciation Right hereunder, the Committee shall not have the authority to reduce the base price of such Stock Appreciation Right, except as provided in Section 10 hereof.

        (ii) Other Terms. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any Stock Appreciation Right. Limited Stock Appreciation Rights that may be exercised only upon the occurrence of a Change of Control (as such term is defined in Section 9.02) or as otherwise defined by the Committee) may be granted under this Section 6.07. Stock Appreciation Rights shall expire not later than ten years after the date of grant.

    SECTION 7.  CERTAIN PROVISIONS APPLICABLE TO AWARDS.

    7.01. Performance-Based Awards. Performance Awards and Performance-Based Restricted Stock are intended to be "qualified performance-based compensation" within the meaning of section 162(m) of the Code and shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of section 162(m) and the regulations thereunder. Until otherwise determined by the Committee, the performance goal shall be the attainment of preestablished levels of net income, market price per share, return on equity, return on capital employed, cash flow, earnings per share, book value per share or total shareholder return.

    The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee.

    7.02. Maximum Awards. The maximum Share amounts in this Section 7.02 are subject to adjustment under Section 10 and are subject to the Plan maximum under
Section 4.

        7.02.1. Performance-Based Awards. The maximum amount payable in respect of Performance Awards and Performance-Based Restricted Stock in any Year may not exceed 100,000 Shares (or the then equivalent Fair Market Value thereof) in the case of any individual Participant.

        7.02.2. Stock Options and SARS. Each individual Participant may not receive in any Year Awards of Options or Stock Appreciation Rights exceeding 250,000 Shares.

        7.02.3. Restricted Stock, Deferred Stock and Performance-Based Awards. A maximum of 2,000,000 Shares may be made subject to Awards of Restricted Stock, Deferred Stock, Performance Awards and Performance-Based Restricted Stock in the aggregate, under the Plan during the term hereof.

        7.02.4. Special Restricted Stock and Special Deferred Stock. A maximum of 225,000 Shares may be made subject to Awards of Special Restricted Stock and Special Deferred Stock, in the aggregate, under the Plan during the term hereof.

    7.03. Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award granted under the Plan or any award granted under any other plan of the Corporation, any Subsidiary, or any business entity to be acquired by the Corporation or a Subsidiary, or any other right of a Participant to receive payment from the Corporation or any Subsidiary. No Award may be granted in substitution for any other Award theretofore granted under the Plan, and no Award may be retroactively granted in tandem with any other Award theretofore granted under the Plan at an exercise or base price less than that of such other previously granted Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards

    7.04. Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Shares, or other property based on such terms and conditions as the Committee shall determine and communicate to the Participant at the time that such offer is made.


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    7.05. Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or a Stock Appreciation Right granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be required under Section 422 of the Code).

    7.06. Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Corporation or a subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including without limitation, cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Shares.

    7.07. Loan Provisions. With the consent of the Committee, and subject to compliance with applicable laws and regulations, the Corporation may make, guarantee, or arrange for, a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven. Nothing in this Section shall be construed as implying that the Committee shall or will offer such loans.

    SECTION 8.  GENERAL RESTRICTIONS APPLICABLE TO AWARDS.

    8.01. Restrictions Under Rule 16b-3.

        8.01.1. Six-Month Holding Period. Unless a Participant could otherwise transfer an equity security, derivative security, or Shares issued upon exercise of a derivative security granted under the Plan without incurring liability under Section 16(b) of the Exchange Act, (i) an equity security issued under the Plan, other than an equity security issued upon exercise or conversion of a derivative security granted under the Plan, shall be held for at least six months from the date of acquisition; (ii) with respect to a derivative security issued under the Plan, at least six months shall elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security; and (iii) any Award in the nature of a Stock Appreciation Right must be held for six months from the date of grant to the date of cash settlement.

        8.01.2. Nontransferability. Awards which constitute derivative securities (including any option, stock appreciation right, or similar right) shall not be transferable by a Participant except upon such terms and conditions as the Committee may determine to an Immediate Family Member of such Participant, or to a trust, partnership or limited liability company all of whose beneficiaries, partners or members, as the case may be, are Immediate Family Members, or by will or the laws of descent and distribution (except pursuant to a beneficiary designation authorized under Section 8.02) or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and, in the case of an Incentive Stock Option or, if then required by Rule 16b-3, any other derivative security granted under the Plan, shall be exercisable during the lifetime of a Participant only by such Participant or his legal representative.

        8.01.3. Compliance with Rule 16b-3. It is the intent of the Corporation that this Plan comply in all respects with Rule 16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

    8.02. Limits on Transfer of Awards; Beneficiaries. Except as provided in
Section 8.01.2, no right or interest of a Participant in

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
any Award shall be pledged, encumbered or hypothecated to or in favor of any party (other than the Corporation or a Subsidiary), or shall be subject to any lien, obligation, or liability of such Participant to any party (other than the Corporation or a Subsidiary). Unless otherwise determined by the Committee (subject to the requirements of Section 8.01.2), no Award subject to any restriction shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution (except to the Corporation under the terms of the Plan); provided, however, that a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any distribution, with respect to any Award, upon the death of the Participant. A beneficiary, guardian, legal representative, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant or Agreement applicable to such, except to the extent the Plan and such Award Agreement or agreement otherwise provide with respect to such persons, and to any additional restrictions deemed necessary or appropriate by the Committee.

    8.03. Registration and Listing Compliance. The Corporation shall not be obligated to deliver any Award or distribute any Shares with respect to any Award in a transaction subject to regulatory approval, registration, or any other applicable requirement of federal or state law, or subject to a listing requirement under any listing or similar agreement between the Corporation and any national securities exchange, until such laws, regulations, and contractual obligations of the Corporation have been complied with in full, although the Corporation shall be obligated to use its best efforts to obtain any such approval and comply with such requirements as promptly as practicable.

    8.04. Share Certificates. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange on which Shares are listed. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to Shares, including under the terms of the Plan or any Award Agreement. In addition, during any period in which Awards or Shares are subject to restrictions under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Corporation or such other person as the Committee may designate.

    SECTION 9. CHANGE OF CONTROL PROVISIONS. Notwithstanding any other provision of the Plan, the following acceleration and valuation provisions shall apply in the event of a "Change of Control" as defined in this Section 9.

    9.01. Acceleration and Cash-Out Rights. In the event of a "Change of Control," as defined in Section 9.02, automatically in the case of all
Participants:

        (i) The performance criteria of all Performance Awards and Performance-Based Restricted Stock shall be deemed fully achieved and all such Awards shall be fully earned and vested, subject only to the restrictions on dispositions of equity securities set forth in Section
    8.01.1 and legal restrictions on the issuance of Shares set forth in Sections 8.03 and 8.04;

        (ii) Any Option, Stock Appreciation Right, and other Award in the nature of a right that may be exercised which was not previously exercisable and vested shall become fully exercisable and vested, subject only to the restrictions on disposition of equity securities set forth in Section 8.01.1 and legal restrictions on the issuance of Shares set forth in Sections 8.03 and 8.04;

        (iii) The restrictions, deferral limitations, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, subject only to the restrictions on dispositions of equity securities set forth in Section 8.01.1 and legal restrictions on the issuance of Shares set forth in Sections 8.03 and 8.04;

        (iv) In the sole discretion of the Committee, all outstanding Awards may be cancelled and in such event a Participant holding any such Award shall be paid in cash therefor on the basis of the "Change of Control Price" (as defined in Section 9.03) as of the date that the Change of Control occurs, or such other date as the Committee may determine prior to the Change of Control; provided, however, that this Section 9.01 (iv) shall not apply in the case of any Award if (a) the cancellation of and payment for such Award would cause the Participant to incur actual short-swing profits liability under Section 16(b) of the Exchange Act or

    (b) initial shareholder approval of the Plan has not been obtained; and

        (v) To the extent Section 9.01(iv) of this Section 9 does not apply and at any time after the Change of Control the Shares are no longer readily tradable on an established exchange, a Participant shall, as of the date on which the Change of Control occurs, be entitled to receive consistent with Rule 16b-3, and the Corporation shall use its best efforts to compel and obligate the surviving or resulting corporation in the Change of Control and/or the other party to the agreement or transaction resulting in the Change of Control to grant to the Participant, substitute Options, Stock Appreciation Rights and/or Restricted Stock, as the case may be, in respect of the shares of common stock or other capital stock of such surviving or resulting corporation, or such other party involved in the Change of Control, on such terms and conditions, as to the number of shares, pricing, vesting, exercisability and otherwise, which shall substantially preserve the value, rights and benefits of any affected Options, Stock Appreciation Rights and/or Restricted Stock, as the case may be, previously granted hereunder.

        9.02. Change of Control. For purposes of Section 9.01, a "Change of Control" shall mean:

        (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
    Act) of 20% or more of either the then (i) outstanding shares of Common Stock of the Corporation (the "Outstanding Corporation Common Stock") or
    (ii) combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities") provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Corporation or any of its subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries, (iii) any acquisition by any corporation with respect to which, following such acquisition, more than 51% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock and Outstanding Voting Securities, as the case may be, or (iv) any acquisition by one or more Hess Entity (for this purpose a "Hess Entity" means (A) Mr. Leon Hess or any of his children, (B) any spouse of any person described in
    Section 9.02(a)(iv)(A) above, (C) any affiliate (as such term is defined in Rule 12b-2 under the Exchange Act) of any person described in Section 9.02(a)(iv)(A) above, (D) the Hess Foundation Inc., or (E) any persons comprising a group controlled (as such term is defined in such Rule 12b-2) by one or more of the foregoing persons or entities described in this
    Section 9.02 (a)(iv)); or

        (b) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") ceasing for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-11 of Regulation 14A promulgated under the Exchange Act applies or other actual threatened solicitation of proxies or consents; or

        (c) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 51% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Corporation Common Stock and Outstanding Voting Securities, as the case may be; or

        (d) Approval by the shareholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, more than 51% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Voting Securities, as the case may be. The term "the sale or other disposition of all or substantially all of the assets of the Corporation" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Corporation or of any direct or indirect subsidiary of the Corporation (including the stock of any direct or indirect subsidiary of the Corporation) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Corporation (as hereinafter defined). The "fair market value of the Corporation" shall be the aggregate market value of the then Outstanding Corporation Common Stock (on a fully diluted basis) plus the aggregate market value of the Corporation's other outstanding equity securities. The aggregate market value of the shares of Outstanding Corporation Common Stock shall be determined by multiplying the number of shares of such Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the shares of Outstanding Corporation Common Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Corporation shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Outstanding Corporation Common Stock or by such other method as the Board shall determine is appropriate.

    9.03. Change of Control Price. For purposes of this Section 9, "Change of Control Price" means the highest price per share paid in any transaction reported on the securities exchange or trading system on which the Shares are then primarily listed or traded, or paid or offered in any transaction related to a Change of Control of the Corporation at any time during the preceding 60-day period as determined by the Committee, except that in the case of Incentive Stock Options and Stock Appreciation Rights relating thereto, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such Awards.

    SECTION 10. ADJUSTMENT PROVISIONS. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be issued in connection with Awards (ii) the number and kind of Shares issued or issuable in respect of outstanding Awards, and (iii) the exercise price, base price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that, with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any Subsidiary or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

    SECTION 11.  CHANGES TO THE PLAN AND AWARDS.

    11.01. Changes to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Corporation's shareholders within one year after such Board action if such amendment or alteration increases the number of shares reserved for Awards under the Plan, changes the class of Participants eligible to receive Awards under the Plan, or materially increases the benefits to Participants under the Plan, or if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Shares may be listed in order to maintain compliance therewith, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan after initial shareholder approval of the Plan may materially impair the rights of such Participant under any Award theretofore granted to him.

    11.02. Changes to Awards. The Committee may, unless otherwise expressly prohibited by the Plan, waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award after initial shareholder approval of the Plan may materially impair the rights of such Participant under such Award.

    SECTION 12.  GENERAL PROVISIONS.

    12.01. No Rights to Awards. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees.

    12.02. No Shareholder Rights. No Award shall confer on any Participant any of the rights of a shareholder of the Corporation unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

    12.03. Tax Withholding. To the extent and in the manner permitted by applicable law, the Corporation or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts or withholding and other taxes due with respect thereto, its exercise, or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of the Participant's tax obligations.

    12.04. No Right to Employment. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any employee any right to continue in the employment of the Corporation or any Subsidiary or to interfere in any way with the right of the Corporation or any Subsidiary to terminate such employment at any time or increase or decrease such employee's compensation from the rate in existence at the time of granting of an Award.

    12.05. Unfunded Status of Awards. The Plan is intended to constitute an unfunded incentive and deferred compensation plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant pursuant to an Award the Plan constitutes a mere promise to make the benefit payments provided for herein, and nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the unfunded status of the Plan.

    12.06. Other Compensatory Arrangements. The Corporation or any Subsidiary shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.

    12.07. Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determined whether cash, other Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

    12.08. Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

    SECTION 13. EFFECTIVE DATE. The Plan is effective December 6, 1995. The amendments to the Plan reflected in the Plan (as amended and restated hereby) shall be effective December 1, 1999, subject to approval of such amendments as reflected in the Plan (as amended and restated hereby) within one year after such date by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote (and the affirmative vote of a majority of the Shares voting) at a meeting of the Corporation's shareholders, or any adjournment thereof, and subject to listing of the additional Shares authorized by such amendments on the New York Stock Exchange. If such approval and listing are not obtained, such amendments and all Awards made pursuant to and in reliance on such amendments shall be void ab initio and of no force or effect. However, the Plan (as in effect immediately prior to such amendment and restatement) shall continue in full force and effect.

                                      AMERADA HESS CORPORATION


                                      By:      /s/ John B. Hess
                                               Name:   John B. Hess
                                               Title:  Chairman of the Board and
                                                         Chief Executive Officer